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                                                            Exhibit 15




November 8, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We are aware that United Technologies Corporation has incorporated by reference our report dated October 25, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 (Nos. 33-46916, 33-40163, 33-34320, 33-31514, 33-29687, and 33-6452) and in the Registration Statements on Form S-8 (Nos. 33-57769, 33-45440, 33-11255, 33-26580, 33-26627, 33-28974, 33-51385, 33-
58937 and 2-87322). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP